Exhibit 15.1

Explanatory statements regarding GlobalTech Holdings, Inc.

The Form 1-A precludes comments and certain numeric values from being input. The following are the values/comments we would like noted:

ITEM 6.	Unregistered Securities Issued or Sold Within One Year

Title	As reported	As Actual
b(2)	48,871,129	(Note: 487,693,986 shares as of 9/30/17 - 438,822,867 shares as of 12/31/16)